POWER OF ATTORNEY

	KNOW ALL BY THESE PRESENTS that the undersigned

hereby makes, constitutes and appoints Vincent E. Estrada, Gary Sindler and
Dana M. Park, and any one of them acting singly, the true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all of the undersigned's capacities, to:

(1)	prepare and
execute for
and on behalf of the undersigned, in any and all of the undersigned's capacities, any and all statements on Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by Visicu,
Inc. (the "Company") in accordance with Section 16(a) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the
Securities and Exchange Commission, and with any other entity when and if such is required by the Exchange Act or otherwise;

(2)	seek or obtain,
as the undersigned's representative
and on the undersigned's behalf,
information on transactions in the
Company's securities from any third
party, including brokers, employee
benefit plan administrators and
trustees, and the undersigned hereby
authorizes any such person to release
any such information to the
undersigned and approves and ratifies any such release of information;
and

(3)	perform any and all other acts which
in the discretion of
such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The
undersigned
acknowledges that:

(a)	this Power of Attorney authorizes,
but does
not require, such attorneys-in-fact to act in their discretion on information provided to such attorneys-in-fact without independent verification of such information;

(b)	any documents prepared
and/or
executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(c)	neither the Company
nor
such attorneys-in-fact assume (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and



(d)	this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the
Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.

	The undersigned hereby
grants such
attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying all that such attorneys-in-fact, or any of their substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.


	This Power of Attorney
shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to such attorneys-in-fact.

	IN WITNESS WHEREOF,
the undersigned has caused
this Power of Attorney to be executed as of this 1st day of February, 2006.




/s/  Michael J. Breslow

Signature


Michael J.
Breslow
Print Name